As of October 31, 2010, the following persons or entities now own more than 25% of a funds voting securities.

Person/Entity

CHARLES SCHWAB AND CO INC
ACCESS FLEX HIGH YIELD                    27.58%


NATIONAL FINANCIAL SERVICES LLC
ACCESS FLEX HIGH YIELD                    64.19%


CHARLES SCHWAB AND CO INC
ACCESS FLEX BEAR HIGH YIELD               32.27%


As of October 31, 2010, the following
persons or entities no longer own
more than 25% of a funds voting securities.

Person/Entity

TRUST COMPANY OF AMERICA
ACCESS FLEX HIGH YIELD                    12.83%

GENWORTH FINANCIAL TRUST COMPANY
ACCESS FLEX BEAR HIGH YIELD                0.00%